Coopers
&Lybrand

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------




To the Board of Directors of Scudder International Fund, Inc.:



We consent to the incorporation by reference in the Registration Statement of Scudder International Fund, Inc. on Form N-14 of our report dated May 16, 1997 on our audit of the financial statements and financial highlights of Scudder International Fund, which report is included in the Annual Report to Shareholders for the year ended March 31, 1997 which is incorporated by reference in the Registration Statement.


                                                     /s/COOPERS & LYBRAND L.L.P.
                                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
August 25, 1997